Exhibit 99.1

Press Release

HINES GLOBAL INCOME TRUST ACQUIRES AWARD-WINNING STUDENT ACCOMODATION DEVELOPMENT IN GLASGOW FROM BRICKS CAPITAL
Acquisition strengthens Hines’ growing aparto brand

London, 30 September 2019 - Hines, the international real estate firm, is pleased to announce that Hines Global Income Trust, Inc. ("Hines Global") has acquired a 607-bed operational student asset in Glasgow for £72 million.

The award-winning true Glasgow West End was named ‘Private Halls of Residence of the Year’ at Property Week’s prestigious Student Accommodation Awards in 2018. The development of true Glasgow West End was completed in 2017 by Bricks Capital, a London-based property development, hospitality and management group. The iconic building currently boasts a 100% occupancy rate.

Located on Kelvinhaugh Street, the development is a 10 minutes’ walk from the University of Glasgow and is within easy reach of all the amenities the West End has to offer as well as the city’s four other higher education institutions; the University of Strathclyde, Glasgow Caledonian University, Glasgow School of Art and the Royal Conservatoire of Scotland.

The development is one of Glasgow’s most popular student halls, featuring amenities including a 4K Ultra-High Definition cinema, residents’ gym, café, study rooms, games room, football pitch and ‘festival zone’ events space.

The site will now be managed by aparto, Hines’ award-winning student accommodation platform, and will be rebranded as ‘aparto Glasgow’ incorporating community-focused events, initiatives and wide-ranging student support which has become synonymous with aparto.

Glasgow has a total full-time student population of 60,000 and the University of Glasgow, the city’s largest and top-ranking higher education institution, is currently undertaking a £1 billion investment programme that will create a new world-class campus at the heart of the city’s cultural quarter.

Hines is targeting a combination of new developments and acquisitions as it seeks to increase its presence in the purpose-built student accommodation market. true Glasgow West End represents HGIT’s third investment in the asset class in the UK and Ireland following the acquisitions of Queens Court in Reading and Montrose in Dublin.

Exhibit 99.1

Jurriën de Koning, Director of Hines UK, said: “Glasgow is a highly popular student destination and true Glasgow West End provides an exceptional student experience that aligns perfectly with our aparto platform. The site is well positioned to benefit from the University of Glasgow’s £1 billion investment in its campus, as well as the continued popularity of Glasgow’s higher education institutions.”

“The acquisition of high-quality existing student accommodation assets in top university locations will form an important part of our strategy as Hines looks to grow its UK & Ireland student portfolio of over 5,500 beds and a GDV of circa £800 million including pipeline.”

Peter Prickett, CEO of Bricks Capital said: “Our roll-out plan for the true student brand remains as strong as ever, and this deal allows the acceleration of our brand in key locations around the UK, significantly expanding our presence.”

Bricks Capital has ambitious growth plans for the true brand, with four new developments opening in 2020, including a 706-bed scheme in Swansea, 398 beds in Birmingham, 402 in Salford and a further 315 in Glasgow. In addition, further projects are to be announced for delivery for the 2021 and 2022 academic years.
ENDS

For further information please contact:

James McEwan (for Hines)
+44 (0) 20 3727 1170
James.McEwan@fticonsulting.com

Julian Pearce (for Bricks Capital)
0113 426 6945
julianp@social-communications.co.uk

About Hines Global Income Trust
Hines Global Income Trust is a public, non-listed real estate investment trust sponsored by Hines. It commenced operations in 2014 and invests in commercial real estate investments located in the United States and internationally. For additional information about Hines Global Income Trust, visit www.hinessecurities.com/current-offerings/hgit/.

About Hines
Hines is a privately owned global real estate investment firm founded in 1957 with a presence in 219 cities in 23 countries. Hines has approximately $124.3 billion of assets under management, including $63.8 billion for which Hines provides fiduciary investment management services, and $60.5 billion for which Hines provides third-party property-level services. The firm has 148 developments currently underway around the world. Historically, Hines has developed, redeveloped or acquired 1,362 properties, totalling over 449 million square feet. The firm’s current property and asset management portfolio includes 514 properties, representing over 222 million square feet. With extensive experience

Exhibit 99.1

in investments across the risk spectrum and all property types, and a pioneering commitment to sustainability, Hines is one of the largest and most-respected real estate organizations in the world.

Since entering Europe in 1991, Hines has grown its European platform to include offices in 16 cities as well as a presence in 47 cities in 12 countries, with €18.2 billion of assets under management in Denmark, Finland, France, Germany, Greece, Ireland, Italy, Netherlands, Poland, Spain and the United Kingdom.

Visit www.hines.com for more information.

About aparto

We believe that home is not just about your room, but your overall experience. This not only means excellently-designed communal areas, but regular events and fun initiatives - like brewing your own ale or down-time with one of our resident pets. We call it our commitment to community. And because studying can sometimes feel all-encompassing, we’ve gone to extra measures to ensure there are more - and friendlier - staff always on hand should any problems arise.

In August 2019 aparto picked up four awards at the National Student Housing Survey awards, including Best Private Halls Provider, Best Individual Accommodation, Best Student Broadband and a Quality Mark for International Accommodation.

aparto has over 3,000 beds in operation and a further 2,500 in development across Europe.

Visit www.apartostudent.com for more information.

About Bricks Capital

Founded in 2008, Bricks Capital is a dynamic portfolio of services and brands across capital, property and asset management. Their portfolio includes purpose-built student accommodation, hotel and residential projects, with a portfolio in construction in excess of £320 million.

With offices in Asia and London, Bricks Capital has six developments completing in 2020, including four PBSA developments which its award-winning true student brand will operate. They will also add two more hotels to their portfolio, one at London City Airport to be operated by Marriott, and one on the finish Line at Silverstone which will be a Hilton Garden Inn.

i True Glasgow West End was named ‘Private Halls of Residence of the Year’ at Property Week’s prestigious Student Accommodation Awards in 2018.

Exhibit 99.1

Forward-Looking Statements

Statements in this press release, including intentions, beliefs, expectations or projections relating to the acquisition described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future benefits to be realized with respect to expected development of the University of Glasgowís campus, future economic, competitive and market conditions and future business decisions that may prove to be incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the success of the implementation of the University of Glasgowís investment in its campus and other risks described in the ìRisk Factorsî section of Hines Global Income Trustís Annual Report on Form 10-K for the year ended December 31, 2018, as updated by its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements.